                                                                     EXHIBIT 3.3

                                [GRAPHIC OMITTED]

                     [Section 18(3) of Companies Act, 1956]
                CERTIFICATE OF REGISTRATION OF THE ORDER OF COURT
                  CONFIRMING TRANSFER OF THE REGISTERED OFFICE
                            FROM ONE STATE TO ANOTHER

         The WIPRO LIMITED having by special resolution altered the provisions of its Memorandum of Association with respect to the place of the registered office by changing it from the state of Maharashtra to the state of Karnataka and such alteration having been confirmed by an order of Company Law Board, Western Region Bench, bearing date the 9th May, 1996.

         I hereby certify that a certified copy of the said order has this day been registered.

         Given under my hand at Bangalore this Tenth day of July one thousand nine hundred and Ninety Six.

                                                /s/V. SREENIVASA RAO
                                                (V. Sreenivasa Rao).
J. S. C.-6                                      Registrar of Companies
                                                Karnataka : Bangalore.

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                                [GRAPHIC OMITTED]

                       FRESH CERTIFICATE OF INCORPORATION
                          CONSEQUENT ON CHANGE OF NAME

                                  No. 4713/GTA

                   IN THE OFFICE OF THE REGISTRAR OF COMPANIES
                              MAHARASHTRA, BOMBAY.
                   [Under the Companies Act, 1956 (1 of 1956)]

                    In the matter of *WIPRO PRODUCTS LIMITED.


         I hereby certify that WIPRO PRODUCTS LIMITED, which was originally incorporated on TWENTY NINTH day of December 1945 under the +INDIAN COMPANIES ACT, 1913, and under the name WIPRO PRODUCTS LIMITED having duly passed the necessary resolution in terms of Section 21/22(I)(a)/22(I)(b) of Companies Act, 1956, and the approval of the Central Government signified in writing having been accorded thereto in the DEPARTMENT OF COMPANY AFFAIRS.

         Regional Director WESTERN REGION letter no. RD : 110(21)1/84 dated 31-3-1984 the name of the said company is this day changed to WIPRO LIMITED and this certificate is issued pursuant to Section 23(1) of the said Act.

         Given under my hand at BOMBAY this day of TWENTY EIGHTH APRIL 1984 (One Thousand Nine Hundered EIGHTYFOUR).

THE SEAL OF THE REGISTRAR OF COMPANIES
MAHARASHTRA
[GRAPHIC OMITTED]
                                                            Sd/-
                                                       (U.C. NAHTA)
                                               Addl. Registrar of Companies
                                                   Maharashtra, Bombay.

--------------------------------------------------------------------------------
* Here give the name of the Company as existing prior to the change.
+ Here give the name of the Act(s) under which the Company was originally registered and incorporated.

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                       FRESH CERTIFICATE OF INCORPORATION
                          CONSEQUENT ON CHANGE OF NAME

            In the office of the Registrar of Companies, Maharashtra
                   (under the Companies Act, 1956 (1 of 1956)

                                In the matter of
                    *WESTERN INDIA VEGETABLE PRODUCTS LIMITED

         I hereby certify the WESTERN INDIA VEGETABLE PRODUCTS, LIMITED, which was originally incorporated on TWENTY NINTH day, DECEMBER 1945 under the @ INDIAN COMPANIES Act, 1913 and under the name WESTERN INDIA VEGETABLE PRODUCTS Limited having duly passed the necessary resolution in terms of Section 21 of the Companies Act, 1956, and the approval of the Central Government signified in writing having been accorded thereto in the Regional Director, Company Law Board, Western Region, Bombay letter No. RD : 8(21) 5/77 dated 6/6/1977, the name of the said company is this day changed to WIPRO PRODUCTS LIMITED and this certificate is issued pursuant to Section 23(1) of the said Act.

         Given under my hand at BOMBAY this SEVENTH day of JUNE 1977 (One thousand nine hundred and SEVENTY SEVEN).

THE SEAL OF THE REGISTRAR OF COMPANIES
MAHARASHTRA
[GRAPHIC OMITTED]
                                                              Sd/-
                                                        (V.M. GODBOLE)
                                                 Asstt. Registrar of Companies,
                                                      Maharashtra, Bombay

--------------------------------------------------------------------------------
* Here give the name of the Company as existing prior to the change.
@ Here give the name of the Act(s) under which the Company was originally registered and incorporated.

                          CERTIFICATE OF INCORPORATION

                             No. 4713 of 1945 - 1946

                                    ---------

I hereby Certify that "WESTERN INDIA VEGETABLE PRODUCTS LIMITED" is this day incorporated under the Indian Companies' Act, VII of 1913, and that the Company is Limited.

         Given under my hand at Bombay this Twenty-ninth day of December One thousand nine hundred and forty-five.

THE SEAL OF THE REGISTRAR OF COMPANIES
MAHARASHTRA
[GRAPHIC OMITTED]
                                                           Sd/-
                                                     BEHRAMJI M. MODI
                                                  Registrar of Companies